Exhibit 10.12

To: Name

2002 STOCK INCENTIVE PLAN

Non-Qualified Stock Option

The McGraw-Hill Companies, Inc., hereby grants to you a Non-Qualified Stock Option to purchase ________shares of Common Stock of the Company at $______ per share, subject to the following terms and conditions:

The Non-Qualified Stock Option is issued in accordance with and subject to the provisions of the , as amended, and may be exercised only to the extent and under the conditions set forth in the Plan.

This Non-Qualified Stock Option shall expire as provided in the Plan, but no later than ________.

This Non-Qualified Stock Option shall be exercisable as follows:

50% on and after __________________
100% on and after _________________

This Non-Qualified Stock Option may not be transferred except by will or intestacy, and during your lifetime shall be exercisable only by you.

The Compensation Committee of the Board has determined that this Non-Qualified Stock Option will be exercisable for the full term of the option if employment is terminated by reason of Disability, Normal Retirement or Early Retirement.

In the event of any error in recording here the amount or amounts of any award or awards made by the Compensation Committee of the Board, the official records of the Committee’s action shall control.

The McGraw-Hill Companies, Inc.

James R. Clemens
Senior Vice President
Rewards & Recognition

38